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                                                                       EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER AND HARRISON LLP


                                 June 23, 2000

i2 Technologies, Inc.
One i2 Place
11701 Luna Road
Dallas, Texas 75234

         Re: i2 Technologies, Inc.-Registration Statement for Offering of 54,415,821 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to i2 Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 54,415,821 shares of common stock (the "Shares"). Of these, 40,000,000 Shares are authorized for issuance under the i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (the "i2 1995 Plan"), 7,759,567 Shares are authorized for issuance under the Aspect Development, Inc. 1997 Nonstatutory Stock Option Plan (the "Aspect 1997 Plan"), 6,417,134 Shares are authorized for issuance under the Aspect Development, Inc. 1992 Stock Option Plan (the "Aspect 1992 Plan"), 55,000 Shares are authorized for issuance under the Aspect Development, Inc, 1996 Outside Directors Stock Option Plan (the "Aspect Directors Plan"), 141,223 Shares are authorized for issuance under the Aspect Development, Inc. 1996 Employee Stock Purchase Plan (the "Aspect Purchase Plan"), 5,306 Shares are authorized for issuance under the Transition Analysis Component Technology, Inc. 1997 Stock Plan (the "Transition Plan"), 21,613 Shares are authorized for issuance under the Cadis, Inc. 1991 Stock Option Plan (the "Cadis 1991 Plan") (collectively, the "Acquired Plans") and 15,978 Shares are authorized for issuance under the Non-Plan Option Grants to Mr. Hanser and Mr. Blackford (collectively, the "Non-Plan Options"). The Acquired Plans, together with the outstanding options thereunder, and the Non-Plan Options have been assumed by the Company in connection with the Company's acquisition of Aspect Development, Inc. pursuant to an Agreement and Plan of Reorganization dated March 12, 2000 (the "Plan of Reorganization").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with (i) the amendment of the i2 1995 Plan, and (ii) the assumption of the Acquired Plans, the options outstanding thereunder, and the Non-Plan Options. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefore received) pursuant to (a) the provisions of option agreements duly authorized under the i2 1995 Plan, the Aspect 1997 Plan, the Aspect 1992 Plan, the Aspect Directors Plan, the Transition Plan, the Cadis 1991 Plan or the Non-Plan Options and in accordance with the Registration Statement, or (b) the provisions of duly authorized stock purchase rights under the Aspect Purchase Plan and in accordance with the Registration Statement, or (c) the provisions of duly authorized direct stock issuances under the i2 1995 Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.



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                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the i2 1995 Plan, the Acquired Plans, the Non-Plan Options or the Shares.

                                             Very truly yours,

                                             /s/ BROBECK, PHLEGER & HARRISON LLP

                                             BROBECK, PHLEGER & HARRISON LLP



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